                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or 240.14a-12

                               SSE TELECOM, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               SSE TELECOM, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 20, 1998

     The Annual Meeting of Shareholders of SSE TELECOM, INC. (the "Company") will be held at the Tower Club, 8000 Towers Crescent Drive, Suite 1700, Vienna, Virginia 22182, on March 20, 1998, at 9:30 a.m., local time, for the following purposes:

          1. To elect the Company's Board of Directors.

          2. To approve the Company's Employee Stock Purchase Plan.

          3. To amend the 1997 Equity Participation Plan to increase by 175,000 shares the number of shares issuable thereunder.

          4. To ratify the selection of Ernst & Young LLP as independent public auditors for the Company.

          5. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on January 26, 1998 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          G. Donald Markle
                                          Secretary

Fremont, California
February 9, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTPAID ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKERAGE FIRM OR OTHER NOMINEE, PLEASE CONTACT THE PARTY RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT IT TO VOTE YOUR SHARES ON THE ENCLOSED CARD.

                               SSE TELECOM, INC.
                            47823 WESTINGHOUSE DRIVE
                           FREMONT, CALIFORNIA 94539

                            ------------------------

                                PROXY STATEMENT
                                      FOR
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 20, 1998

                            ------------------------

                              GENERAL INFORMATION

     This Proxy Statement is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of SSE TELECOM, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on March 20, 1998, at 9:30 a.m., local time (the "Annual Meeting"), or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Tower Club, 8000 Towers Crescent Drive, Suite 1700, Vienna, Virginia 22182.

     A copy of the Annual Report of the Company for its fiscal year ended September 27, 1997, which contains financial statements and related schedules for the Company's latest fiscal year and certain other information regarding the Company, is included. The approximate date on which this proxy statement, the accompanying proxy, and the annual report are being sent to shareholders is February 9, 1998.

VOTING RIGHTS AND VOTES REQUIRED

     Only shareholders of record on January 26, 1998 ("Record Date"), will be entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, the Company had outstanding and entitled to vote 5,730,919 shares of common stock, $.01 par value per share ("Common Stock").

     A majority of the outstanding shares of Common Stock on the Record Date must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of Common Stock entitled to vote at the Annual Meeting will have one (1) vote for each share so held.

     Directors are elected by a plurality of the votes cast. The seven candidates receiving the highest number of votes will be elected. In tabulating the votes, abstentions and broker nonvotes will be disregarded and have no effect on the outcome of the vote.

     The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote will be required to approve the Company's Employee Stock Purchase Plan and to approve the amendment to the 1997 Equity Participation Plan to increase the total number of shares issuable thereunder. In determining whether a proposal has received the requisite number of affirmative votes, abstentions will have the effect of a negative vote and broker nonvotes will be disregarded and have no effect on the outcome of the vote.

VOTING OF PROXIES

     Shares represented by all properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified thereon. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the election to the Board of the nominees listed below, FOR the ratification of Ernst & Young LLP as independent public auditors for the Company, FOR approval of the Company's Employee Stock Purchase Plan, and FOR the amendment to the 1997 Equity Participation Plan.

     The Board of Directors is not aware of any matter that will come before the Annual Meeting other than as described above. However, if any such matter is duly presented, in the absence of instructions to the contrary, such proxies will be voted in accordance with the judgment of the proxy holders with respect to such matter properly coming before the Annual Meeting.

REVOCATION OF PROXIES

     Any person giving a proxy pursuant to the solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219 or the Secretary of the Company, G. Donald Markle at 47823 Westinghouse Drive, Fremont, California 94539, a written notice of revocation or duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SOLICITATION OF PROXIES

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of the Company's Common Stock in their names which are beneficially owned by others to forward the solicitation materials to such beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

ITEM 1 -- ELECTION OF DIRECTORS

     At the Annual Meeting, shareholders of the Company will elect seven directors. Each Director shall hold office until the next Annual Meeting or until their respective successors shall be duly elected and qualified. The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares cast in the election of directors. Each of the nominees is presently a member of the Board. If, prior to the Annual Meeting, any nominee for election to the Board of Directors should become unavailable for election, an event which is not now anticipated by the Board of Directors, the proxies will be voted for the election of such substitute nominee or nominees, if any, or for a lesser number of persons, as the Board of Directors may propose.

     The Board of Directors currently consists of seven persons. The by-laws authorize a Board of Directors of one to nine members. No nominee or executive officer has any family relationship with any other nominee or executive officer.

     At the Annual Meeting of Shareholders held on June 2, 1997, the Board of Directors consisting of eight members was elected. Effective December 29, 1997, Frederick C. Toombs, resigned as a director. The seven nominees set forth below are all of the nominees that are being proposed for election as directors.

NOMINEES FOR ELECTION AS DIRECTORS

     The following table set forth the nominees' names and ages, their current principal occupations, the positions and offices, if any, held by each with the Company in addition to the position as a director, and the period during which each has served as a director of the Company.

         NAME            AGE                     POSITION                       DIRECTOR SINCE
-----------------------  ---     ----------------------------------------    --------------------
Jerome de Vitry........  37      Deputy General Manager of Alcatel           Nov 1996 -- Present
                                 Telspace, S.A.
Charles W. Ergen.......  45      Chief Executive Officer and Director of     Mar 1995 -- Present
                                 Echostar Communications Corporation
Daniel E. Moore........  44      Chief Executive Officer of the Company      Apr 1989 -- Present
                                 and President of SSE Technologies, Inc.
                                 and SSE Datacom, Inc., subsidiaries of
                                 the Company.
Joseph T. Pisula.......  57      Chief Executive Officer of Network          Mar 1995 -- Present
                                 Storage Solutions, Inc.
Lawrence W. Roberts....  58      Managing Partner of Technology              June 1997 -- Present
                                 Strategies & Alliances
Erik H. van der Kaay...  58      Executive Vice President of Allen           May 1993 -- Present
                                 Telecom Group, Inc.
Olin L. Wethington.....  49      Partner in the law firm of Steptoe &        Feb 1994 -- Present
                                 Johnson LLP

     Jerome de Vitry has served as a Director of the Company since November 1996. He is Deputy General Manager of Alcatel Telspace S.A. and Vice President for radio communications of the Alcatel Telecom Radio, Space & Defense Division. During the last five years he has held positions at Alcatel as Director of the Microwave Department, and product line manager for audio-video transmission products. Mr. de Vitry received his engineering degree from Ecole Nationale des Ponts at Chaussees in Paris, and Master Degree in Business Administration from INSEAD, in Fontainebleau, France.

     Charles W. Ergen has served as a Director of the Company since March 1995. He is Chairman of the Board of Directors and Chief Executive Officer of Echostar Communications Corporation, which he founded in 1980. Echostar Communications Corporation is a leading Direct To Home (DTH) provider with over one million subscribers in the continental United States. The Company has three high power DBS satellites and is now one of the three companies offering DBS service and programming in the United States using an 18' satellite dish antenna. During the past five years, Mr. Ergen has held positions including President, Chief Executive Officer, and Director of Echostar Communications Corporation.

     Daniel E. Moore has served as a Director of the Company since April 1989. Mr. Moore served as acting Chief Financial Officer from August 1992 to December 1993 and joined the Company in February 1994 as Executive Vice President and Chief Financial Officer. In May of 1997, Mr. Moore became Chief Executive Officer of the Company and President of SSE Technologies Inc. and of SSE Datacom, Inc., two subsidiaries of the Company. Mr. Moore is a founder and principal of Venture America, a private venture capital firm that invested in the Company in 1989. Mr. Moore also serves on the Board of Directors of Media4, Inc. Previously, Mr. Moore was a senior manager with Arthur Andersen & Co. Mr. Moore received his Master's Degree in Business Administration from the University of Pittsburgh, and his Bachelor's Degree from Lafayette College.

     Joseph T. Pisula has served as a Director of the Company since March 1995. He is a member of the Audit Committee of the Board of Directors. He is Chairman and Chief Executive Officer of Network Storage Solutions, Inc., a network-attached storage device manufacturer. From February 1995 to May 1996, he was President of Network Imaging Corporation, an enterprise client-server software company. From April 1993 until September 1994, Mr. Pisula was Chairman and Chief Executive Officer of Digital Transmission System

Inc., a telecommunications equipment manufacturer. From 1988 to 1993, Mr. Pisula was President and Chief Executive Officer of Teleos Communications, Inc., a video conference network equipment manufacturer. Mr. Pisula received his Master's Degree in Business Administration from the University of Rochester and his Bachelor of Science in Electrical Engineering from the University of Pittsburgh.

     Lawrence W. Roberts has served as Director of the Company since June 1997. He is a member of the Compensation Committee of the Board of Directors. He is President and a Director of Technology Strategies & Alliances ("TS&A"), a strategic investment banking firm specializing in the technology industry. Mr. Roberts was a founder of TS&A and has been with the company since 1985. Mr. Roberts serves on the Board of Directors of Quantegy Acquisition Corporation and Illgen Simulation Technologies, Inc. He received his Master's in Business Administration from the Harvard Graduate School of Business Administration, a Master's Degree in International Relations from American University and a Bachelor of Arts Degree from the University of Louisville.

     Erik H. van der Kaay has served as a Director of the Company since May 1993. He is a member and the Chairman of the Compensation Committee of the Board of Directors. Mr. van der Kaay is President of the Allen Telecom Group, a manufacturer of components and systems for the mobile communications market. Previously, he was President and Chief Executive Officer of Millitech Corporation, a manufacturer of millimeterwave components and systems. From 1984 to 1988, he was Senior Vice President and Telecommunications Group Executive of Avantek, Inc. Mr. van der Kaay is a graduate of Sir George Williams University and Concordia University.

     Olin L. Wethington has served as a Director of the Company since February 1994. He serves as Chairman of the Audit Committee. Mr. Wethington is a partner in the law firm of Steptoe & Johnson LLP, and has been associated with that firm since 1985 to the present, with the exception of the period from January 1990 to January 1993, during which he served as Special Assistant to the President and Assistant Secretary of International Affairs at the U.S. Department of Treasury. Prior to that, he served as special assistant to the President and Executive Secretary to the Economic Policy Council at the White House during 1990 and 1991. His law practice is focused on international corporate and finance transactions, particularly related to emerging markets. Mr. Wethington is a graduate of the University of Pennsylvania and Harvard Law School.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                            "FOR" EACH NAMED NOMINEE

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors maintains standing Audit, Executive, and Compensation Committees. The Board has not established a standing nominating committee.

     The Audit Committee consists of Joseph T. Pisula and Olin L. Wethington. The Audit Committee reviews and consults with the independent auditors concerning the Company's financial statements, accounting and financial policies, internal controls, and reviews the scope of the independent auditors' activities and the fees. One of the primary functions of the Audit Committee is to maintain good communications on accounting matters among the Committee, the Company's independent auditors, and the Company's management. The Audit Committee met two times during fiscal 1997.

     The Compensation Committee consists of Lawrence W. Roberts and Erik H. van der Kaay. The Compensation Committee reviews the Company's compensation philosophy, recommends to the Board of Directors the total compensation to be paid to the president and the executive vice presidents of SSE Telecom, Inc., approves the form and terms of all incentive and stock option plans, and prepares the Compensation Committee Report. The Compensation Committee met two times during fiscal 1997.

     The Executive Committee consists of Joseph T. Pisula and Erik H. van der Kaay. The Executive Committee, as a sub-committee of the Board, meets with the principal executive officers of the Company on matters involving the ongoing business of the Company as appropriate from time-to-time, as determined by the Board.

     The Board of Directors met six times in regularly scheduled and special meetings during fiscal 1997. Each incumbent director attended at least seventy-five percent (75%) of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he has been a director), other than Mr. Ergen, who attended one meeting. Each incumbent director attended all meetings held by all committees of the Board on which such member served (held during the period for which he has been a director).

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the National Association of Security Dealers, Inc. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that Form 5 was not required for those persons, the Company believes that, during the period September 29, 1996, through September 27, 1997, all filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In June 1995, the Company and Alcatel Telspace S.A. ("Alcatel Telspace"), a unit of Alcatel Telecom of France, invested equally in Media4, Inc. ("Media4"), a privately held developer of products for distribution of multimedia information over wireless networks to personal computers. In November of 1997, the Company purchased Alcatel's Media4 convertible debenture for $175,000 plus accrued interest. Including the initial investment and as of January 7, 1998, the Company has invested approximately $965,000 in Media4 common stock and $350,000 in Media4 convertible 7% debentures. The convertible debt is due in four years. Daniel E. Moore, an officer and a director of the Company, is also a member of the Board of Directors of Media4.

     In September 1996, Alcatel Telspace purchased from the Company 525,000 shares of the Company's common stock at $12.86 per share. In addition Alcatel Telspace received a three year warrant to purchase up to another 300,000 shares of the Company's common stock at the market price at the time of exercise but not less than $11.00 per share. The Company received aggregate proceeds of $6,751,500. Alcatel Telspace also purchased an additional 100,000 shares of common stock from two members of the Company's senior management for $10.75 per share, the market value of the Company's common stock at that time. Frederick C. Toombs and Daniel E. Moore each sold 50,000 shares of Common Stock to Alcatel Telspace. As a result, Alcatel Telspace owns approximately 10% of the Company's outstanding common stock. Jerome de Vitry, Deputy General Manager of Alcatel Telspace, has served as a Director of SSE Telecom since November 1996.

     Alcatel Telspace and the Company also entered into an agreement outlined in a Joint Product Policy to identify certain satellite telecommunications products which may be jointly developed and marketed by each party. The intent of the Joint Product Policy is to add additional products to each company's product or systems offerings thereby potentially increasing market share. The two companies have collaborated in the development of certain satellite communications equipment in the past. The Company had shipments to Alcatel Telspace of $2.2 million and purchases from Alcatel Telspace of $3.5 million, during fiscal 1997. As of September 27, 1997 the Company had trade receivables and payables with Alcatel Telspace of $795,000 and $2,237,000, respectively. Alcatel Telspace is currently a primary supplier of a key component in the Company's STAR satellite transceiver products.

     Charles W. Ergen, who has served as a Director of SSE Telecom since March 1995, is Chairman of the Board of Directors, Chief Executive Officer and President of Echostar Communications Corporation ("Echostar"). At September 27, 1997, the Company had an outstanding balance of $4,075,000 in its 6 1/2% convertible subordinated debentures due March 1, 2001, payable to Echostar. The debentures are convertible at the option of the holder into the Company's common stock at a conversion price of $12.00 per share at any time prior to maturity. The Company repaid $675,000 of the debenture principal and $130,000 of debenture interest prior to fiscal year end.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of January 26, 1998, regarding securities ownership, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding common stock, (ii) each executive officer named in the Summary Compensation Table below, (iii) the directors and nominees individually, and (iv) all executive officers and directors as a group.

                  NAME AND ADDRESS OF BENEFICIAL OWNER**                NUMBER      PERCENT
    ------------------------------------------------------------------  -------     -------
    Frederick C. Toombs, Director(1)..................................  131,237        2.4
    Daniel E. Moore, Chief Executive Officer and Director(2)..........  295,817        5.1
    Jerome de Vitry, Director.........................................        0      n/a
    Charles W. Ergen, Director(3).....................................   10,000        *
    Joseph T. Pisula, Director(4).....................................   15,000        *
    Lawrence W. Roberts, Director.....................................        0      n/a
    Frank S. Trumbower(5).............................................  406,720        7.1
    Erik H. van der Kaay, Director(6).................................   14,500        *
    Olin L. Wethington, Director(7)...................................   22,500        *
    James D. Bletas, Vice President...................................        0      n/a
    Claudio S. Mariotta, Vice President(8)............................   10,000        *
    Alcatel Telspace, S.A.(9).........................................  925,000       16.1
    Kennedy Capital Management, Inc...................................  515,640        9.0
    Directors and Executive Officers
      as a Group (9 persons)(10)......................................  499,054        8.71

---------------
*    Represents less than 1% of the outstanding shares.

** The address for each Director, nominee for Director, and Officer named in the table is c/o of the Company at Suite 710, 8230 Leesburg Pike, Vienna, Virginia 22182; the address for Frank S. Trumbower is 1430 Springhill Road, Suite 200, McLean, Virginia 22102; the address for Alcatel Telspace, S.A. is 5 Rue Noel Pons, 92734 Nanterre Cedex, France; and the address for Kennedy Capital Management is 10829 Olive Blvd., St. Louis, Missouri 63141.

 (1) The number of shares includes exercisable options for 20,000 shares. Mr. Toombs resigned as a Director of the Company effective December 29, 1997.

 (2) The number of shares includes exercisable options for 37,500 shares and 2,200 shares owned by Venture America Management Limited Partnership and 124,169 shares owned by Venture America Services Limited Partnership. These Limited Partnerships are commonly managed by a general partnership of which Mr. Moore is one of the two general partners.

 (3) The number of shares represents exercisable options for 10,000 shares. Does not include $2,740,000 of debentures owned by Echostar Communications Corporation which are convertible into shares at $12 per share and warrants for 70,125 shares issued to Echostar Communications Corporation.

 (4) The number of shares represents exercisable options for 10,000 shares.

 (5) The number of shares includes exercisable options for 10,000 shares held by Mr. Trumbower, and 192,827 shares that are owned by Mr. Trumbower's spouse, as to which Mr. Trumbower disclaims beneficial ownership. Additionally, includes 16,667 shares owned by Prescap Limited Partnership of which Mr. Trumbower is a general partner.

 (6) The number of shares includes exercisable warrants for 5,000 shares and exercisable options for 7,500 shares, and 2,000 shares owned by Mr. van der Kaay's spouse.

 (7) The number of shares includes exercisable warrants for 5,000 shares and exercisable options for 12,500 shares.

 (8) The number of shares includes exercisable options for 7,500 shares.

 (9) The number of shares includes exercisable warrants for 300,000 shares.

(10) Includes the Directors and Officers named in the table.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

     The following table shows, as to the Chief Executive Officer and each of the other most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the last fiscal year, information concerning compensation paid for services to the Company in all capacities during the fiscal year ended September 27, 1997, as well as total compensation paid to each such individual for the Company's previous two fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL            LONG TERM
                                                    COMPENSATION        COMPENSATION
                                                 ------------------     ------------      ALL OTHER
                                                 SALARY      BONUS        OPTIONS        COMPENSATION
     NAME AND PRINCIPAL POSITION        YEAR       ($)        ($)           (#)              ($)
--------------------------------------  -----    -------     ------     ------------     ------------
Frederick C. Toombs(9)                   1997    185,199         --            --           99,612(1,7,8)
President of SSE Telecom, Inc.,          1996    174,636         --            --           12,908(1)
SSE Technologies, Inc. and               1995    171,539     21,750(3)         --            9,729(1)
SSE Datacom, Inc.
Daniel E. Moore(10)                      1997    172,596         --        40,000           11,810(1)
Exec. VP and CEO SSE Telecom,            1996    150,958         --            --           10,408(1)
SSE Technologies Inc.,                   1995    133,532     16,380(3)         --           17,590(4)
and SSE Datacom, Inc.
Claudio S. Mariotta                      1997    136,658         --        22,000            5,885(1)
Exec. VP, SSE Telecom, Inc.
James D. Bletas                          1997     89,645(2)  17,113(6)     45,000            5,270(1)
Exec. VP, SSE Telecom, Inc.

---------------
 (1) Includes car allowance and employee insurance and 401k benefits.

 (2) Employed for less than a full year.

 (3) Bonus payments relate to fiscal year 1994.

 (4) Includes car allowance reimbursement for two years, fiscal 1994 and 1995.

 (5) Bonus payments relate to fiscal year 1996.

 (6) Includes sales commission related to fiscal year 1997.

 (7) Includes accrued vacation payout.

 (8) Includes gain on difference between exercise and sales price for stock options.

 (9) Effective June 30, 1997, Mr. Toombs resigned from his position as President of SSE Telecom, Inc., SSE Technologies, Inc., and SSE Datacom, Inc. He now serves as Special Assistant to the President of SSE Telecom, Inc.

(10) Effective June 3, 1997, Mr. Moore was named Chief Executive Officer and President of SSE Telecom, Inc.

EMPLOYMENT ARRANGEMENTS

     The Company has employment agreements with Frederick C. Toombs, Daniel E. Moore, Claudio Mariotta, and James D. Bletas. The agreements for Mr. Toombs and Mr. Moore provide, among other things, for a bonus in the event that the Company is sold at certain stock price. The agreements for Messrs. Moore, Mariotta, and Bletas provide, among other things, for severance payments in the event the Company terminates employment other than for just cause, and including termination associated with the sale of the Company. The severance would be in monthly installments and benefits would be continued during the payment period.

STOCK OPTIONS

     The following table shows, as to individuals named in the Summary Compensation table above, information concerning stock options granted during the fiscal year ended September 27, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                   POTENTIAL REALIZABLE
                                                                                    VALUES AT ASSUMED
                                                                                     ANNUAL RATES OF
                                                                                          STOCK
                                        % OF                                        PRICE APPRECIATION
                                    TOTAL OPTIONS                                    FOR OPTION TERM
                                     GRANTED TO                      EXERCISE           (5 YEARS)
                        OPTIONS     EMPLOYEES IN        PRICE       EXPIRATION     --------------------
         NAME           GRANTED      FISCAL YEAR      PER SHARE        DATE         5%($)       10%($)
----------------------  -------     -------------     ---------     ----------     -------     --------
Daniel E. Moore.......  40,000            9.9%          $6.88          6/2/02       75,977      167,890
Claudio S. Mariotta...  15,000           3.72%          $7.25         2/20/02       30,045       66,392
                         7,000           1.74%          $6.88          6/2/02       13,296       29,381
James D. Bletas.......  30,000           7.45%          $7.38          3/3/02       61,127      135,075
                        15,000           3.72%          $6.88          6/2/02       28,491       62,958

     The following table shows, as to individuals named in the Summary Compensation table above, information concerning stock options exercised during the fiscal year ended September 27, 1997.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                               SHARES                                                         VALUE OF UNEXERCISED
                              ACQUIRED                      NUMBER OF UNEXERCISED             IN-THE-MONEY OPTIONS
                                 ON         VALUE        OPTIONS AT FISCAL YEAR END         AT FISCAL YEAR END($)(2)
                              EXERCISE     REALIZED     -----------------------------     -----------------------------
            NAME                (#)         ($)(1)      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----------------------------  --------     --------     -----------     -------------     -----------     -------------
Frederick C. Toombs.........   20,000       63,700         20,000           10,000               --               --
Daniel E. Moore.............       --           --         37,500           52,500               --               --
Claudio S. Mariotta.........       --           --          7,500           44,500               --               --
James D. Bletas.............       --           --             --           45,000               --               --

---------------
(1) Market value of underlying securities based on the closing price of the Company's Common Stock on the date of exercise minus the exercise price.

(2) Market value of underlying securities based on the closing price of the Company's Common Stock on September 26, 1997. (the last trading day prior to September 27, 1997) on the NASDAQ National Market System of $5.25 minus the exercise price.)

DIRECTOR COMPENSATION

     The Board of Directors fixes the compensation of directors. During fiscal 1997, directors' fees for non-employee directors is fixed at $2,000 annually. In addition, directors are paid for each meeting of the Board at the rate of $500 for each regular meeting attended, and for attendance at meetings of committees of the Board held on a date other than a regular Board meeting date, $250.

     Messrs. Pisula, van der Kaay, and Wethington each received options to purchase 5,000 shares of the Company's common stock in connection with their service as directors for the prior fiscal year. Effective June 2, 1997, the shareholders of the Company approved the Directors' Stock Option Plan for non-employee directors, under which Messrs. de Vitry, Ergen, Pisula, van der Kaay, and Wethington were granted options to purchase 2,500 shares of the Company's common stock.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is composed of two outside directors, Messrs. Roberts and van der Kaay. The Committee administers the Company's Executive Compensation Program. Participants in the Executive Compensation Program in 1997 were Claudio S. Mariotta, James D. Bletas, Jacques Couet, Daniel E. Moore, and Frederick C. Toombs (through June 30, 1997). The Committee is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies including the amounts and forms of compensation. In addition, the Committee is responsible for making annual recommendations to the Board for the compensation to be paid to the Chief Executive Officer as well as each executive officer of the Company.

     The objectives of the Company's Executive Compensation Program are to provide the following:

     - Levels of compensation that are competitive with those provided in the industry and market in which the Company competes for its executive resources;

     - Annual incentive compensation that varies with the financial performance of the company, and rewards corporate and individual performance; and

     - Long-term incentives which align the interests of management with those of the shareholders.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Company's Executive Compensation program is composed of base salary, annual cash incentive compensation, long-term incentive compensation principally in the form of stock options, and various other customary benefits. To align pay with performance, a portion of compensation is contingent upon the overall financial performance of the company as well as individual achievement of objectives that positively impact the financial performance of the Company.

BASE SALARY

     Officers' base salaries are reviewed annually by the Committee based on the results achieved by each officer relative to that officer's assigned goals and with regard to competitive salary practices of other similar employers. In general, the Committee believes that base salaries should approximate to those in the upper quarter range of competitive base salaries.

ANNUAL INCENTIVE COMPENSATION

     The purpose of the Company's incentive compensation plan is to provide a direct financial incentive in the form of an annual cash bonus to executives to achieve the Company's annual profit and operational goals. These objectives are developed in conjunction with management and approved by the Committee near the beginning of each year and are based upon financial plans and budget approved by the Board. For the last three fiscal years, corporate earnings per share ("EPS") and the operating income of SSE Technologies Inc. and SSE Datacom, Inc. were the primary measures of performance.

STOCK OPTION PLAN

     The stock option plans are the Company's principal long-term incentive plans for executive officers and key employees. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive compensation and shareholder return, and to enable executives to develop and maintain a significant, long-term ownership position of the Company's common stock. The Company believes that stock options, better than other long-term incentives, create a mutuality of interest between the employees and shareholders because stock options provide value to the optionee only if the stock price increases.

     Stock options are granted at an option price equal to the fair market value of the Company's common stock on the date of grant, and have a five (5) year term and generally vest ratably over a four-year period. Options are granted at the market value of common shares on the date of grant so as to provide a reward only for future stock appreciation. This long-term program encourages equity ownership through stock options and aligns the interests of employees with those of shareholders.

BENEFITS

     The Company provides benefits to the executive officers that are generally available to all management employees. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of total salary and bonus for fiscal 1997 for any executive officer.

REPORT SUMMARY

     The Committee has reviewed the total compensation of the Chief Executive Officer of the Company, Daniel E. Moore, and the other highest paid executive officers of the Company in fiscal 1997, Claudio S. Mariotta, Frederick C. Toombs and James Bletas. The Committee has concluded that their compensation is reasonable and consistent with the Company's compensation philosophy and industry practice.

                                          COMPENSATION COMMITTEE

                                          Erik H. van der Kaay
                                          Lawrence W. Roberts

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total returns as illustrated by the price of the Company's common stock, the NASDAQ Market Index and a peer group index that includes the securities of companies such as California Microwave, Inc., Datron Systems Inc., and Scientific-Atlanta, Inc. in the radio and TV communication equipment SIC code number 3663, each of which assumes reinvestment of dividends.

        Measurement Period             'SSE TELECOM,
      (Fiscal Year Covered)                INC.'          INDUSTRY INDEX       BROAD MARKET
1992                                     100.00              100.00              100.00
1993                                     290.32              198.18              130.05
1994                                     158.06              213.43              137.62
1995                                     216.13              289.77              167.10
1996                                     219.35              220.14              195.08
1997                                     158.06              293.62              265.16

     The information for this chart was provided by Media General Financial Services, P.O. Box 85333, Richmond, VA. 23293

ITEM 2 -- APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

     At a meeting of the Board of Directors of the Company on January 21, 1998, the Board of Directors unanimously approved and recommended to the shareholders the adoption of the Employee Stock Purchase Plan for employees of the Company and its subsidiaries (the "Stock Purchase Plan"). The Stock Purchase Plan was established pursuant to the provisions of Section 423 of the Code, and the principal features of the Plan are summarized below. All statements made in the following summary of the Stock Purchase Plan are qualified by reference to the full text of the Stock Purchase Plan attached to this Proxy Statement as Exhibit A.

PURPOSE

     The purpose of the Stock Purchase Plan is to provide a method whereby all eligible employees of the Company may acquire a proprietary interest in the Company through the purchase of Common Stock. Under the Stock Purchase Plan, payroll deductions are used to purchase the Company's Common Stock.

RESERVATION OF SHARES

     An aggregate of 150,000 shares of Common Stock of the Company will be reserved for issuance under the Stock Purchase Plan. In the event of corporate changes affecting the Company's Common Stock, such as reorganizations, share splits, share dividends, mergers, consolidations or otherwise, the Company will make appropriate adjustments in the number of shares reserved under the Stock Purchase Plan. The Board of

Directors believes that the Stock Purchase Plan will serve as an incentive for the Company to retain employees of training, experience and ability, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company.

ADMINISTRATION

     The Plan is administered by the Company's Chief Financial Officer, Director of Human Resources, and another member of senior management (the "Committee"). All determinations by the Committee are final and conclusive.

ELIGIBILITY

     All employees (including officers of the Company) as of the commencement of any offering period under the Stock Purchase Plan are eligible to participate in the Stock Purchase Plan. The employee must enroll in the Plan prior to the commencement of any such offering periods by authorizing payroll deductions of any whole percentage from one percent (1%) to ten percent (10%) of such participant's compensation (as defined to include, without limitation, overtime, shift premium and bonuses) to be applied toward the purchase of the Company's Common Stock. No employee shall be eligible to enroll under the Stock Purchase Plan who, at the time of enrollment, owns stock possessing 5% or more of the total combined voting power of the Company. The Company estimates that approximately 208 employees are eligible to participate in the Stock Purchase Plan. All executive officers and eligible employees of the Company are entitled to participate in the Stock Purchase Plan.

PURCHASE TERMS

     An employee electing to participate in the Stock Purchase Plan must authorize a whole percentage (not less than 1% nor more than 10%) of the employee's compensation to be deducted by the Company from the employee's pay during each pay period included within the offering periods (the "Offering Periods"). Unless otherwise determined by the Committee, the semi-annual Offering Periods commence on the first day of May and on the first day of the following November, and terminate on the 31st day of October and on the 30th day of April, respectively, with the last Offering Period commencing on May 1, 1999 (except that the first Offering Period is expected to be for a period from November 1, 1997, to April 30, 1998). On the first business day of each of the Offering Periods, the Company will grant to each participant an option to purchase shares of Common Stock of the Company. On the last day of each of the Offering Periods, the employee will be deemed to have exercised this option, at the option price, to the extent of such employee's accumulated payroll deductions. In no event, however, may the employee purchase Common Stock having a fair market value (measured at the commencement of the Offering) in excess of $25,000. The option price under the Stock Purchase Plan is equal to 85% of the fair market value of the Common Stock on either the first business day or last business day of the applicable Offering Period, whichever is lower. No interest will be paid on amounts deducted from an employee's pay and used to purchase Common Stock under the Stock Purchase Plan. The maximum number of shares of Common Stock to be issued in each Offering Period shall be 37,500, plus unissued shares from any prior Offering Periods, whether offered or not.

     A participant may voluntarily withdraw from the Stock Purchase Plan at any time by giving at least 5 days notice to the Company prior to the end of the Offering Period and shall receive on withdrawal the cash balance (without interest) then held in the participant's account. Upon termination of employment for any reason, including resignation, discharge, disability or retirement, or upon the death of a participant, the balance of the participant's account (without interest) shall be paid to the participant or his or her designated beneficiary. However, in the event of the participant's death, the participant's beneficiary may elect to exercise the participant's option to purchase such number of full shares which such participant's accumulated payroll deductions will purchase at the applicable purchase price. Amendment or Termination

     The Board of Directors may at any time amend, suspend or discontinue the Stock Purchase Plan provided no such suspension or discontinuance may adversely affect any outstanding options. The Stock Purchase Plan provides that, without shareholder approval, no amendment may (i) increase materially the maximum number of shares issuable under the Stock Purchase Plan (except for adjustments as a result of corporate changes affecting the Company's Common Stock specifically authorized in the Stock Purchase Plan), (ii) increase materially the benefits accruing to participants under the Stock Purchase Plan or (iii) modify materially the requirements as to eligibility for participation in the Plan. The Stock Purchase Plan will terminate by its own terms on October 31, 1999.

MISCELLANEOUS

     The proceeds received by the Company from the sale of Common Stock pursuant to the Stock Purchase Plan will be used for general corporate purposes. The Company is not obligated to hold the accrued payroll deductions in a segregated account. The Stock Purchase Plan will be effective as of the date on which each of the following shall have occurred: (i) this Stock Purchase Plan shall have been approved by the shareholders of the Company and (ii) a registration statement for the Stock Purchase Plan shall have become effective under the Securities Act of 1933, as amended.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following general description of federal tax consequences is based on current statutes, regulations and interpretations, and does not include possible state or local income tax consequences. The Stock Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code with the following principal tax consequences.

     Amounts deducted from a participant's pay under the Stock Purchase Plan are included in the participant's compensation subject to federal income and employment taxes. The Company will withhold taxes on these amounts.

     The purchase of shares of Common Stock under the Stock Purchase Plan will not result in an employee's realization of taxable income, thus permitting employees to acquire stock in the Company without immediate tax consequences. An employee who does not dispose of the Common Stock so purchased until at least two years after the date of enrollment and 12 months after the date of purchase will also receive long-term capital gain treatment for any appreciation in the value of such employee's Common Stock over the fair market value at the time enrollment for the calendar year such purchase is effective. Such capital gain treatment is not, however, available for the 15% discount at which the Common Stock is initially purchased, and an employee who meets the holding requirements above is required to include as ordinary income at the time of such employee's death or disposition of such employee's Common Stock the lesser of (i) the excess of its fair market value over the price at the time enrollment is effective or (ii) the excess of its fair market value at the time of disposition or death over the amount such employee actually paid for such shares. If an employee sells such employee's Common Stock under such circumstances for less than such employee paid for such shares, there is no ordinary income and such employee will realize a long-term capital loss on that difference. Any ordinary income realized by an employee will increase the basis of such employee's Common Stock for purposes of determining the amount of any gain or loss realized upon its disposition.

     With limited exceptions, an employee who fails to retain Common Stock purchased under the Stock Purchase Plan until at least two years after the effective date of enrollment and 12 months after the date of purchase is considered to have made a "disqualifying disposition" and forfeits the special tax treatment extended under Section 423 of the Code. In general, such an employee recognizes ordinary income at the time of such disposition equal to the excess of the fair market value of the Common Stock at the exercise date over the purchase price paid. Such fair market value as of the exercise date becomes the tax basis for determining any further gain or loss at the time of disposition of the Common Stock. In determining whether that gain or loss is long-term or short-term, the holding period is calculated from the date of purchase. A capital gain or loss is long-term if the shares have been held for more than 12 months.

     The Company is entitled to a deduction equal to the amount of ordinary income realized by an employee who makes a disqualifying disposition. Otherwise, the Company is not entitled to any deduction on account of the purchase of Common Stock under the Stock Purchase Plan or the subsequent sale by employees of Common Stock purchased Pursuant to the Stock Purchase Plan.

     The approval of the adoption of the Stock Purchase Plan requires the affirmative vote of a majority of the shares of Common Stock present or represented by properly executed and delivered proxies, and entitled to vote, at the Meeting. A copy of the Stock Purchase Plan, as proposed for adoption, is attached to this Proxy Statement as Exhibit A.

     The Board of Directors recommends a vote "FOR" the adoption of the Stock Purchase Plan. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF
             THE EMPLOYEE STOCK PURCHASE PLAN DESCRIBED HEREIN AND
                         SET FORTH IN EXHIBIT A HERETO.

ITEM 3 -- AMENDMENT TO THE 1997 EQUITY PARTICIPATION PLAN TO INCREASE THE TOTAL NUMBER OF SHARES ISSUABLE THEREUNDER

     Subject to approval by the Company's shareholders, the Board of Directors amended the 1997 Equity Participation Plan on January 21, 1998 to increase the number of shares of Common Stock issuable thereunder by 175,000 shares and to reserve the additional shares for issuance under the 1997 Equity Participation Plan, bringing the total number of shares of Common Stock subject to the 1997 Equity Participation Plan to 425,000. Effective June 2, 1997, the shareholders of the Company approved the 1997 Equity Participation Plan. As of January 19, 1998, options to purchase an aggregate of 140,000 shares of Common Stock have been granted under the Plan. The Board believes it is desirable to increase the authorized number of shares of Common Stock issuable under the 1997 Equity Participation Plan so that there will be sufficient shares available for issuance for purposes that the Board may hereafter determine to be in the best interests of the Company and its shareholders. Such purposes could include an acquisition of a new line of business and other general corporate purposes.

     If the amendment to the 1997 Equity Participation Plan is approved, Section 8 would, as amended, read in its entirety as follows:

          8. Shares Subject to the Plan. The number of shares of Common Stock available with respect to Options and Restricted Shares granted under this Plan shall not exceed 425,000 in the aggregate, subject to the adjustment provision set forth in section 10 hereof. The shares of Common Stock subject to the Plan may consist in whole or in part of authorized but unissued shares or of treasury shares, as the Board may from time to time determine. Shares subject to Options which become ineligible for purchase will be available for grant under the Plan to the extent permitted by section 16 of the Exchange Act (or the rules and regulations promulgated thereunder) and to the extent determined to be appropriate by the Committee.

(END OF AMENDMENT)

     Approval of the addition of 175,000 shares of Common Stock to the pool of shares reserved for issuance thereunder will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the annual meeting of shareholders and entitled to vote thereon.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                  APPROVAL OF THE AMENDMENT TO THE 1997 EQUITY
                      PARTICIPATION PLAN DESCRIBED HEREIN.

ITEM 4 -- RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the Company's independent auditor for the fiscal year ending December 18, 1998, and has further directed that the selection of independent auditors be submitted for ratification by the shareholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 1989.

     Shareholder ratification of the selection of Ernst & Young LLP as the Company's independent auditor is not required by the Company's by-laws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditors at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Company and its shareholders.

     The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to ratify the selection of Ernst & Young LLP. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, to be available to answer appropriate questions and to make a statement if desired.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF
                THE SELECTION OF THE AUDITORS DESCRIBED HEREIN.

                         SHAREHOLDER PROPOSALS FOR THE
                      1998 ANNUAL MEETING OF SHAREHOLDERS

     Proposals of Shareholders that are intended to be presented at the Company's 1998 Annual Meeting of Shareholders (the "1998 Annual Meeting") must be received by the Company no later than September 26, 1998, in order to be included in the proxy statement and proxy relating to the 1998 Annual Meeting.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                          BY ORDER OF THE DIRECTORS
                                          G. Donald Markle
                                          Secretary
                                          February 9, 1998

                                                                       EXHIBIT A

                               SSE TELECOM, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                              ARTICLE I -- PURPOSE

     1.01.  Purpose.

     This SSE Telecom, Inc. 1997 Employee Stock Purchase Plan (the "Plan") is being established for the benefit of employees of SSE Telecom, Inc., a Delaware corporation (the "Company"), its wholly owned subsidiaries and any subsequently designated subsidiaries of the Company. The Plan is intended to provide the employees of the Employer with an opportunity to purchase common shares, $0.01 par value, of the Company through accumulated payroll deductions. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code, and the provisions of the Plan shall be construed in a manner consistent with the requirements of such Section of the Code.

                           ARTICLE II -- DEFINITIONS

     2.01. "Total Compensation" means regular earnings, including payments for overtime, shift premium, bonuses and other special payments, commissions and other incentive payments.

     2.02.  "Committee" means the individuals described in Article X.

     2.03. "Common Stock" or "Stock" means the Common Stock, $0.01 par value, of the Company.

     2.04. "Employee" means any person who is customarily employed on a full-time or part-time basis by the Company and is regularly scheduled to work more than 20 hours per week and more than five months per calendar year.

     2.05.  "Plan Administrator" means the Company's Director of Human
Resources.

                  ARTICLE III -- ELIGIBILITY AND PARTICIPATION

     3.01.  Initial Eligibility.

     Except as otherwise provided in the Plan, each and every Employee of the Company shall be eligible to participate in Offerings (as hereinafter defined) which commence on or after the respective Employee's commencement date of employment.

     3.02.  Leave of Absence.

     For purposes of participation in the Plan, an Employee on leave of absence shall be deemed to be an Employee for the first one hundred eighty (180) days of such leave of absence, and such Employee's employment shall be deemed to terminate at the close of business on the 180th day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 180th day. Termination of any Employee's leave of absence, other than termination of such leave of absence by return to full time or part time employment, shall terminate an Employee's employment for all purposes of the Plan, and shall terminate such Employee's participation in the Plan and right to exercise any option hereunder.

     3.03.  Restrictions on Participation.

     Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan if:

          (a) immediately after the grant, such Employee would own Common Stock and/or hold outstanding options to purchase Common Stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

          (b) such option permits such Employee's rights to purchase Common Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the Common Stock (determined at the time such option is granted) for the calendar year in which such option is outstanding.

     3.04.  Commencement of Participation.

     An eligible Employee may become a participant by completing an authorization for a payroll deduction on the form provided by the Company and delivering it to the Plan Administrator on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below). Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his or her authorization for a payroll deduction becomes effective and shall end on the offering termination Date (as hereinafter defined) of the Offering to which such authorization is applicable, unless sooner terminated by the participant as provided in Article VIII.

                            ARTICLE IV -- OFFERINGS

     4.01.  Semi-Annual Offerings.

     The Plan will be implemented through four (4) semi-annual offerings (the "Offerings" and each an "Offering") of the Company's Common Stock. The initial Offering shall commence on November 1, 1997, and shall terminate on April 30, 1998. The subsequent Offerings shall commence on the first day of the following May and on the first day of the following November, and shall terminate on the on the 31st day of October and the 30th day of April, respectively, with the last Offering commencing on May 1, 1999. The maximum number of shares of the Company's Common Stock to be issued in each Offering shall be thirty-seven thousand five hundred (37,500), plus unissued shares from any prior Offerings, whether offered or not.

     As used in the Plan, "Offering Commencement Date" means November 1, or May 1, as the case may be, on which the particular Offering begins and "Offering Termination Date" means the April 30 or October 31, as the case may be, on which the particular Offering terminates.

                        ARTICLE V -- PAYROLL DEDUCTIONS

     5.01.  Amount of Deduction.

     At the time a participant files his or her authorization for payroll deduction, he or she shall elect to have deductions made from his or her pay on each payday during the time he or she is a participant in an Offering at a rate not less than one percent (1%) and not more than ten percent (10%) of his or her Total Compensation in effect at the Offering Commencement Date of such Offering.

     5.02.  Participant's Account.

     All payroll deductions from Total Compensation made for a participant shall be credited to his or her account under the Plan (a "Plan Account"). A participant may not make any separate cash payment into his or her Plan Account except when on leave of absence and then only as provided in Section 5.04.

     5.03.  Changes in Payroll Deductions.

     A participant may increase payroll deductions at the commencement date of each offering period. Employees may decrease, or discontinue his or her participation in the Plan any time during the six month offering period.

     5.04.  Leave of Absence.

     If a participant goes on a leave of absence, such participant shall have the right to elect: (a) to withdraw the balance in his or her Plan Account pursuant to Section 7.02, (b) to discontinue contributions to the Plan but remain a participant in the Plan, or (c) remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such participant are insufficient to meet such participant's authorized Plan deductions.

     5.05.  Limitations on Plan Deductions.

     Notwithstanding any provisions of the Plan to the contrary, no deduction shall be made from an Employee's Base Pay, and no contribution to an Employee's Plan Account pursuant to Section 5.04 shall be accepted, to the extent that such deduction or such contribution would cause the balance in such Employee's Plan Account to exceed the sum of $10,000 at any time.

                        ARTICLE VI -- GRANTING OF OPTION

     6.01.  Number of Options Shares.

     Subject to Section 5.05 hereof, on the Offering Commencement Date of each Offering, a participating Employee shall be deemed to have been granted an option to purchase a maximum number of shares of the Common Stock of the Company equal to an amount determined as follows:

          (a) that percentage of the Employee's Total Compensation which he or she has elected to have deducted (but not in any case in excess of ten percent (10%), multiplied by

          (b) the Employee's Total Compensation during the period of the Offering plus rollovers pursuant to Section 7.03, divided by

          (c) the option price of common stock as defined in section 6.0.2.

     For purposes of subsection (d) of this Section 6.01, the market value of the Company's Common Stock shall be determined as provided in subsections (a) and (b) of Section 6.02 below.

     6.02.  Option Price.

     The option price of Common Stock purchased with payroll deductions made during an Offering for a participant therein shall be the lower of:

          (a) 85% of the closing price of the Common Stock on the Offering Commencement Date or the nearest prior business day on which trading occurred on NASDAQ; or

          (b) 85% of the closing price of the Common Stock on the offering Termination Date or the nearest prior business day on which trading occurred on NASDAQ.

     If the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the Common Stock are to be determined, then reference shall be made to the fair market value of the Common Stock on that date, as determined on such basis as shall be established or specified for the purposes hereof by the Committee.

                       ARTICLE VII -- EXERCISE OF OPTION

     7.01.  Automatic Exercise.

     Unless a participant gives written notice to the Company as hereinafter provided, his or her option for the purchase of Common Stock with payroll deductions made during any Offering ill be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his or her Plan Account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the Employee pursuant to Section 6.01), and any excess in his or her Plan

Account will roll forward to the next Offering period, until the last Offering period when the excess will be returned to him or her.

     7.02.  Withdrawal of Plan Account.

     By written notice to the Plan Administrator not less than five (5) business days prior to the Offering Termination Date applicable to any Offering, a participant may elect to withdraw all the accumulated payroll deductions in his or her Plan Account at such time.

     7.03.  Fractional Shares.

     Fractional shares will not be issued under the Plan and any balance in an Employee's Plan Account which would have been used to purchase fractional shares will roll forward to the next Offering period, until the last Offering period when the excess will be returned to the participant.

     7.04.  Transferability of Option.

     During a participant's lifetime, options held by the participant shall be exerciseable only by the participant.

     7.05.  Delivery of Stock.

     As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participants Plan Account the Common Stock purchased upon exercise of his or her option.

                           ARTICLE VIII -- WITHDRAWAL

     8.01.  In General.

     As indicated in Section 7.02, a participant may withdraw payroll deductions credited to his or her Plan Administrator no later than five (5) business days prior to the Offering Termination Date applicable to any Offering. Upon the Company's timely receipt of the Withdrawal Notice, a participant's withdrawal from any Offering will not have any effect upon his or her participation in any succeeding Offering, or in any similar plan which may hereafter be adopted by the Company.

     8.02.  Effect on Subsequent Participation

     Unless a participant expressly indicates to the contrary in the Withdrawal Notice, a participant's withdrawal from any Offering will not have any effect upon his or her participation in any succeeding Offering, or in any similar plan which may hereafter be adopted by the Company.

     8.03.  Termination of Employment.

     Upon termination of the participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond one hundred eighty (180) days, the payroll deductions credited to his or her Plan Account will be returned to him or her, or, in the case of his or her death subsequent to the termination of his or her employment, to the person or persons entitled thereto under Section 11.01.

     8.04.  Termination of Employment Due to Death.

     Upon termination of the participant's employment because of his or her death, his or her beneficiary (as defined in Section 11.01) shall have the right to elect, by written notice given to the Plan Administrator prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the participant, either:

          (a) to withdraw all of the payroll deductions credited to the participant's Plan Account under the Plan, or

          (b) To exercise the participant's option for the purchase of Common Stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the participant's Plan Account at the date of the participant's death will purchase at the applicable option price, and any excess in such Plan Account will be returned to said beneficiary.

     In the event that no such written notice of election shall be duly received by the office of the Plan Administrator, the beneficiary shall automatically be deemed to have elected, pursuant to subsection (b) of this Section 8.04, to exercise the participant's option.

     8.05.  Leave of Absence.

     A participant on leave of absence shall, subject to the election made by such participant pursuant to Section 5.04, continue to be a participant in the Plan so long as such participant is on continuous leave of absence. A participant who has been on leave of absence for more than one hundred eighty
(180) days and who therefore is not an Employee for purposes of the Plan shall not be entitled to participate in any Offering commencing after the 180th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a participant on leave of absence returns to regular full time or part time employment with the Company at the earlier of: (a) the termination of such leave of absence or (b) three (3) months from the 180th day of such leave of absence, such participant's participation in the Plan shall terminate on whichever of such dates first occurs.

                              ARTICLE IX -- STOCK

     9.01.  Maximum Shares.

     The maximum number of shares of the Company's Common Stock which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 11.04, shall be thirty-seven thousand five hundred (37,500) shares each Offering (plus in each Offering all unissued shares from prior Offerings, whether offered or not), not to exceed one hundred fifty thousand (150,000) shares for all Offerings. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with
Article VI exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the Plan Account of each participant shall be returned to him or her as promptly as possible.

     9.02.  Participant's Interest in Option Stock.

     The participant will have no interest in Common Stock covered by his or her option until such option has been exercised.

     9.03.  Registration of Stock.

     Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Plan Administrator prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entirety, to the extent permitted by applicable law.

     9.04  Restrictions on Exercise.

     The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, on NASDAQ or another stock exchange, and that either:

          (a) A Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

          (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his or her intention to purchase the shares for investment and not for resale or distribution.

                          ARTICLE X -- ADMINISTRATION

     10.01.  Appointment of Committee.

     The Plan shall be administered by the Chief Financial Officer, Director of Human Resources and another member of senior management, hereafter called the "Committee".

     10.02.  Authority of Committee.

     Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive and binding upon all Plan participants.

     10.03.  Rules Governing the Administration of the Committee.

     The Board of Directors may from time to time appoint members of the Committee in substitution for, or in addition to, members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such time and places as it shall deem advisable and may hold telephonic meetings. A majority of the Committee's members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                          ARTICLE XI -- MISCELLANEOUS

     11.01.  Designation of Beneficiary.

     A participant may file a written designation of a beneficiary who is to receive any Common Stock and/or cash under the Plan. Such designation of beneficiary may be changed by the participant at any time or by written notice to the Plan Administrator. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by him or her under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he or she has been designated, acquire any interest in the Common Stock and/or cash credited to the participant under the Plan.

     11.02.  Transferability.

     Neither payroll deductions credited to a participant's Plan Account nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.02.

     11.03.  Use of Funds.

     All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

     11.04.  Adjustment Upon Changes in Capitalization.

     (a) If, while any options are outstanding under the Plan, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number of kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and to the option exercise price or prices applicable to such outstanding options. In addition, in any event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this Section 11.04, any distribution of shares to shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

     (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation (any of such transaction being hereinafter referred to as a "Terminating Transaction"), the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such Terminating Transaction. The Board of Directors shall take such steps in connection with any such Terminating Transaction as the Board shall deem necessary to ensure that the provisions of this Section 11.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities, and/or property as to which such holder of such option might thereafter be entitled to receive.

     11.05.  Amendment and Termination.

     The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without approval of the stockholders of the Corporation, (i) increase the maximum number of shares which may be issued under the Plan (except pursuant to Section 11.04); (ii) amend the requirements as to the class of Employees eligible to purchase Common Stock under the Plan. No termination, modification, or amendment of the Plan, may without the consent of an Employee then having an option under the Plan to purchase Common Stock, adversely affect the rights of such Employee under such option.

     11.06.  Effective Date.

     The Plan shall be effective (the "Effective Date") upon adoption by the Company's Board of Directors provided, however, the effectiveness of the Plan is subject to the following occurring prior to April 15, 1998: (i) this Plan shall have been approved by the shareholders as set forth in Section 11.10(c) hereof, and (ii) a registration statement for the Plan shall have become effective under the Securities Act of 1933, as amended.

     11.07.  No Employment Rights.

     The Plan does not, directly or indirectly, create any right for the benefits of any Employee or class of Employees to purchase any shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

     11.08.  Effect of Plan.

     The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

     11.09.  Withholding of Taxes.

     By electing to participate in the Plan, each Employee acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the Employee's compensation and accumulated for the benefit of the Employee under the Plan, and each Employee agrees that the Company and its participating subsidiaries may deduct additional amounts from the Employee's compensation, when amounts are added to the Employee's Plan Account, used to purchase common stock or refunded, in order to satisfy such withholding obligations. If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Common Stock issued to such Participant pursuant to such Participant's exercise of an option, and such disposition occurs within the two year period commencing on the day after the Offering Date or within the one year period commencing on the day after the Exercise Date, such Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Participant's Employer any amount of federal, state or local income taxes and other amounts which the company informs the Participant the Company is required to withhold. The Participant's Employer may also satisfy any applicable withholding amounts by deducting the necessary amounts of withholding from the Participant's wages and, in the Committee's sole discretion, any other amounts owed to or held for the account of the Participant.

     11.10.  Regulations and other Approvals; Governing Law; Section 16
Compliance.

     (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law if preempted by federal law.

     (b) The obligation of the Company to sell or deliver Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     (c) To the extent applicable hereto, the Plan is intended to comply with Rule 16b-3 under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan. This Plan shall be subject to approval by shareholders of the Company owning a majority of the issued outstanding shares of common stock present or represented and entitled to vote at a meeting duly held in accordance with applicable law.

     (d) Common stock shall not be issued unless such issuance and delivery shall comply with all applicable provisions of law, domestic or foreign, and the requirements of any stock exchange upon which the Common Stock may then be listed, including, in each case the rules and regulations promulgated thereunder, and shall be further subject to the approval of counsel for the Company with respect to such compliance, which may include a representation and warranty from the Participant that the Common Stock are being purchased only for investment and without any present intention to sell or distribute such Common Stock.

     (e) Nothing contained in this Plan, or any modification or amendment to the Plan, or in the creation of any account, or the execution of any subscription agreement, or the issuance of any Common Stock under the Plan, shall give any Employee any right against the Company or any Subsidiary, or any officer, director, or employee thereof, except as expressly provided by the Plan.

                               SSE TELECOM, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel E. Moore, Russ D. Kinsch, and Eric H. van der Kaay, and each of them, with full power of substitution, attorneys and proxies to appear and vote, as indicated below, all of the shares of Common Stock of SSE Telecom, Inc. that the undersigned would be entitled to vote at the annual meeting of the stockholders of SSE Telecom, Inc. to be held on March 20, 1997, and at any and all reconvened sessions thereof. The Board of Directors recommends a vote FOR the following items:


                (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)



                                                               SEE REVERSE SIDE

/X/ Please mark your
    votes as in this
    example.

                    FOR ALL OF
                   THE NOMINEES                 WITHHOLD
                (except as marked in            AUTHORITY
                 the contrary below)      to vote for all nominees

1.  ELECTION OF         / /                        / /
    DIRECTORS

NOMINEES:    JEROME DE VITRY, CHARLES W. ERGEN,
             DANIEL E. MOORE, JOSEPH T. PISULA,
             LAWRENCE W. ROBERTS, ERIC H. VAN DER KAAY,
             OLIN L. WETHINGTON

                                        FOR      AGAINST    ABSTAIN

2. APPROVAL OF EMPLOYEE STOCK           / /        / /        / /
   PURCHASE PLAN

3. AMENDMENT TO THE 1997 EQUITY         / /        / /        / /
   PARTICIPATION PLAN TO INCREASE
   BY 175,000 THE NUMBER OF SHARES
   OF COMMON STOCK ISSUABLE
   THEREUNDER

4. RATIFICATION OF ERNST & YOUNG LLP    / /        / /        / /
   AS INDEPENDENT AUDITORS

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN
THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED "FOR" THE NOMINEES FOR DIRECTOR, "FOR"
PROPOSAL 2, "FOR" PROPOSAL 3, AND "FOR" PROPOSAL 4.


SIGNATURE _________________________________ DATE __________________________